VARIABLE ANNUITY LEISURE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.8%

Orient-Express Hotels Ltd. -

Class A

2,520 $

108,763

McDonald's Corp.

12,906 $

719,768

Polaris Industries, Inc.†

2,622

107,528

Walt Disney Co.†

21,892

686,971

Sonic Corp.*†

4,820

106,233

Time Warner, Inc.

41,716

584,858

Brunswick Corp.†

6,628

105,849

News Corp. — Class A*†

29,108

545,775

Scientific Games Corp. —

Carnival Corp.

11,014

445,847

Class A*†

5,000

105,550

Las Vegas Sands Corp.*†

5,837

429,837

Bally Technologies, Inc.*†

2,958

101,578

Viacom, Inc. — Class B*†

10,630

421,161

Boyd Gaming Corp.†

5,000

100,000

Yum! Brands, Inc.†

10,540

392,193

International Speedway Corp.

MGM MIRAGE*†

5,836

342,982

— Class A

2,420

99,704

Electronic Arts, Inc.*†

6,813

340,105

Gaylord Entertainment Co.*†

3,230

97,837

Starwood Hotels & Resorts

THQ, Inc.*†

4,484

97,751

Worldwide, Inc.

6,271

324,524

Life Time Fitness, Inc.*†

2,710

84,579

Marriott International, Inc. —

Ameristar Casinos, Inc.†

4,540

________

82,855

Class A†

9,350

321,266

Total Common Stocks

International Game

(Cost $9,654,386)

________

11,510,274

Technology, Inc.†

7,756

311,869

Face

Starbucks Corp.*

17,136

299,880

Amount

Wynn Resorts Ltd.†

2,979

299,806

REPURCHASE AGREEMENTS

Mattel, Inc.†

12,922

257,148

0.4%

Royal Caribbean Cruises Ltd.†

7,207

237,110

Collateralized by U.S. Treasury

Darden Restaurants, Inc.

7,121

231,788

Obligations

Tim Hortons, Inc.†

6,370

216,898

Activision, Inc.*†

7,341

200,483

Lehman Brothers Holdings,

Hasbro, Inc.†

7,163

199,848

Inc. issued 03/31/08 at 1.15%

Eastman Kodak Co.

10,992

194,229

due 04/01/08

$

42,483

CTC Media, Inc.*

6,110

________

42,483

169,552

Wyndham Worldwide Corp.

7,990

165,233

Total Repurchase Agreements

Penn National Gaming, Inc.*

3,620

158,303

(Cost $42,482)

________

42,483

Take-Two Interactive Software,

SECURITIES LENDING COLLATERAL 34.6%

Inc.*

6,020

153,630

Investment in Securities Lending Short

Burger King Holdings, Inc.

5,436

150,360

Term

Regal Entertainment Group —

Investment Portfolio Held

Class A†

7,590

146,411

by U.S. Bank

3,992,635

________

3,992,635

DreamWorks Animation SKG,

Total Securities Lending Collateral

Inc. — Class A*

5,392

139,006

(Cost $3,992,635)

________

3,992,635

Choice Hotels International,

Total Investments 134.8%

Inc.†

3,984

135,894

(Cost $13,689,503)

$

_________

15,545,392

Marvel Entertainment, Inc.*†

4,970

133,146

Liabilities in Excess of Other

Brinker International, Inc.†

7,138

132,410

Assets – (34.8)%

$

(4,014,032)

_________

WMS Industries, Inc.*†

3,475

124,996

Vail Resorts, Inc.*†

2,520

121,691

Net Assets – 100.0%

$

11,531,360

*

Non-Income Producing Security.

Jack in the Box, Inc.*†

4,390

117,959

†

All or a portion of this security is on loan at March 31,

Chipotle Mexican Grill, Inc.*

1,210

117,479

2008.

Wendy's International, Inc.†

5,077

117,076

Cheesecake Factory, Inc.*†

5,256

114,528

Chipotle Mexican Grill, Inc. —

Class A*†

970

110,027

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